Dauch Reports Second Quarter 2026 Financial Results

Delivers Strong Performance and Operating Cash Flow

DETROIT, August 7, 2026 -- Dauch Corporation ("Dauch") (NYSE: DCH; LSE: DCH) today reported its financial results for the second quarter 2026.
Second Quarter 2026 Results
•Sales of $2.96 billion
•Net income attributable to Dauch of $1.0 million
•Adjusted EBITDA of $389.6 million, or 13.2% of sales
•Diluted earnings per share of $0.00; Adjusted earnings per share of $0.32
•Net cash provided by operating activities of $107.5 million; Adjusted free cash flow of $148.4 million

“The company’s strong second-quarter results highlight the continued positive acceleration for the new Dauch Corporation,” said Chairman and Chief Executive Officer David C. Dauch. “We are focused on unlocking the full strategic potential of the transformational acquisition we completed earlier in the year.”

The acquisition of Dowlais Group plc (subsequently renamed Dowlais Group Limited) (“Dowlais”) was the primary driver of year-over-year changes in financial results.

The company's sales in the second quarter of 2026 were $2.96 billion as compared to $1.54 billion in the second quarter of 2025.

The company's net income attributable to Dauch in the second quarter of 2026 was $1.0 million, a nominal amount per share and a nominal margin on sales, as compared to net income of $39.3 million, or $0.32 per share and 2.6% of sales, in the second quarter of 2025.

Adjusted earnings per share in the second quarter of 2026 was $0.32 compared to Adjusted earnings per share of $0.34 in the second quarter of 2025.

In the second quarter of 2026, Adjusted EBITDA was $389.6 million, or 13.2% of sales, as compared to $202.1 million, or 13.2% of sales, in the second quarter of 2025.

The company's net cash provided by operating activities for the second quarter of 2026 was $107.5 million as compared to $91.9 million for the second quarter of 2025.

The company's Adjusted free cash flow for the second quarter of 2026 was $148.4 million as compared to $48.7 million for the second quarter of 2025.

Dauch's Updated 2026 Financial Outlook
Dauch's full year 2026 financial targets which include a partial year contribution from Dowlais (as of February 3, 2026 close) are as follows:
•Sales in the range of $10.6 - $10.8 billion vs. $10.3 - $10.8 billion previously.
•Adjusted EBITDA in the range of $1.36 - $1.425 billion vs. $1.30 - $1.425 billion previously.
•Adjusted EBITDA includes synergy benefits of $60 - $75 million (vs $50 - $75 million previously), equating to a run rate of greater than $100 million by the end of year one.
•Equity income from our China JV (which is included in Adjusted EBITDA) in the range of $70 - $80 million vs $65 - $75 million previously.
•Adjusted free cash flow in the range of $260 - $325 million vs. $235 - $325 million previously.
•Capital expenditures in the range of 4.5% to 5% of sales.
•Restructuring cash payments of $115 - $150 million.
•Synergy implementation cash payments of $95 - $110 million.

These targets are based on the following assumptions for 2026:
•Production outlook:

North America	Europe	China	Global
~15.1 million	~16.9 million	~31.6 million	~91.1 million
•Production estimates of key programs that we support and the current operating environment.
•No changes to USMCA and mitigation of a majority of incremental tariff costs.

Second Quarter 2026 Conference Call Information
A conference call to review Dauch's second quarter results is scheduled for today at 10:00 a.m. ET. Interested participants may listen to the live conference call by logging onto Dauch's investor web site at www.dauch.com or calling (877) 883-0383 from the United States or (412) 902-6506 from outside the United States with access code 953-5491. A replay will be available one hour after the call is completed until August 14, 2026 by dialing (855) 669-9658 from the United States or (412) 317-0088 from outside the United States. When prompted, callers should enter replay access code 984-1988.

Non-GAAP Financial Information
In addition to the results reported in accordance with accounting principles generally accepted in the United States of America (GAAP) included within this press release, Dauch has provided certain information, which includes non-GAAP financial measures such as Adjusted EBITDA, Adjusted earnings per share and Adjusted free cash flow. Such information is reconciled to its most directly comparable GAAP measure in accordance with Securities and Exchange Commission rules and is included in the attached supplemental data.

Certain of the forward-looking financial measures included in this earnings release are provided on a non-GAAP basis. A reconciliation of non-GAAP forward-looking financial measures to the most directly comparable forward-looking financial measures calculated and presented in accordance with GAAP has been provided. The amounts in these reconciliations are based on our current estimates and actual results may differ materially from these forward-looking estimates for many reasons, including potential event driven transactional and other non-core operating items and their related effects in any future period, the magnitude of which may be significant.

Management believes that these non-GAAP financial measures are useful to management, investors, and banking institutions in their analysis of Dauch's business and operating performance. Management also uses this information for operational planning and decision-making purposes.

Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures as presented by Dauch may not be comparable to similarly titled measures reported by other companies.

Definition of Non-GAAP Financial Measures
Dauch defines Adjusted earnings per share to be diluted earnings (loss) per share excluding the impact of restructuring and acquisition-related costs, debt refinancing and redemption costs, gains or losses on the derivative associated with our Business Combination with Dowlais, net interest on debt held in escrow, gains or losses on equity securities, impairment charges, unrealized foreign exchange gains and losses on acquired U.S. Private Placement Notes, mark-to-market on nondesignated foreign exchange derivatives assumed as part of the Business Combination with Dowlais, gains and losses on the disposal of property, plant and equipment, amortization of the acquisition intangible asset attributable to our investment in SDS, net of tax, amortization of intangible assets from acquisitions, and non-recurring items, including the tax effect thereon.

Dauch defines EBITDA to be earnings before interest expense, income taxes, depreciation and amortization. As revised, Adjusted EBITDA is defined as EBITDA excluding the impact of restructuring and acquisition-related costs, debt refinancing and redemption costs, gains or losses on the derivative associated with our Business Combination with Dowlais, interest income on debt held in escrow, gains or losses on equity securities, impairment charges, unrealized foreign exchange gains and losses on acquired U.S. Private Placement Notes, mark-to-market on nondesignated foreign exchange derivatives assumed as part of the Business Combination with Dowlais, gains and losses on the disposal of property, plant and equipment, amortization of the acquisition intangible asset attributable to our investment in SDS, net of tax, and non-recurring items.

Dauch defines free cash flow to be net cash provided by operating activities less capital expenditures net of proceeds from the sale of property, plant and equipment. Adjusted free cash flow is defined as free cash flow excluding the impact of cash payments for restructuring and acquisition-related costs, including net interest on debt held in escrow.

Company Description
Dauch Corporation is a premier Driveline and Metal Forming supplier serving the global automotive industry with a powertrain-agnostic product portfolio that supports electric, hybrid, and internal combustion vehicles. The company is headquartered in Detroit, MI, with operations that span 24 countries and more than 175 locations. Formed through the acquisition of Dowlais and its subsidiaries - GKN Automotive and GKN Powder Metallurgy, Dauch unites deep engineering roots with global manufacturing capabilities and an entrepreneurial spirit to move mobility forward. Visit www.dauch.com to learn more.

Forward-Looking Statements
In this earnings release, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and relate to trends and events that may affect our future financial position and operating results. The terms such as “will,” “may,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “project,” "target," and similar words or expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and may differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: global economic conditions, including the impact of inflation, recession or recessionary concerns, or slower growth in the markets in which we operate; reduced purchases of our products by General Motors Company (GM), Stellantis N.V. (Stellantis) and Ford Motor Company (Ford) or other customers; reduced demand for our customers' products (particularly light trucks and sport utility vehicles (SUVs) produced by GM, Stellantis and Ford); our ability to consummate strategic initiatives and successfully integrate acquisitions and joint ventures; risks related to disruptions to ongoing business operations as a result of the business combination with Dowlais, including disruptions to management time; potential liabilities or litigation relating to, or assumed in, the business combination with Dowlais; our ability to respond to changes in technology, increased competition, including as a result of the ongoing proliferation of Chinese original equipment manufacturers in certain regions in which we operate, or pricing pressures; our ability to develop and produce new products that reflect market demand; lower-than-anticipated market acceptance of new or existing products; our ability to attract new customers and programs for new products; risks inherent in our global operations (including tariffs and the potential consequences thereof to us, our suppliers, and our customers and their suppliers, adverse changes in trade agreements, such as the United States-Mexico-Canada Agreement (USMCA), compliance with customs and trade regulations, immigration policies, political stability or geopolitical conflicts, taxes and other law changes, potential disruptions of production and supply, and currency rate fluctuations); supply shortages and the availability of natural gas or other fuel and utility sources in certain regions, labor shortages, including increased labor costs, or price increases in raw material and/or freight, utilities or other operating supplies for us or our customers as a result of pandemic or epidemic illness, geopolitical conflicts, natural disasters or otherwise; a significant disruption in operations at one or more of our key manufacturing facilities; risks inherent in transitioning our business from internal combustion engine vehicle products to hybrid and electric vehicle products; our ability to realize the expected revenues from our new and incremental business backlog; negative or unexpected tax consequences, including those resulting from tax litigation; risks related to a failure of our information technology systems and networks, including cloud-based applications, and risks associated with current and emerging technology threats, and damage from computer viruses, unauthorized access, cyber attacks, including increasingly sophisticated cyber attacks incorporating use of artificial intelligence, and other similar disruptions; our ability to maintain satisfactory labor relations and avoid work stoppages; our suppliers', our customers' and their suppliers' ability to maintain satisfactory labor relations and avoid or minimize work stoppages; price volatility in, or reduced availability of, fuel; cost or availability of financing for working capital, capital expenditures, research and development (R&D) or other general corporate purposes including acquisitions, as well as our ability to comply with financial covenants; our customers' and suppliers' availability of financing for working capital, capital expenditures, R&D or other general corporate purposes; an impairment of our goodwill, other intangible assets, or long-lived assets if our business or market conditions indicate that the carrying values of those assets exceed their fair values; liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers; our ability or our customers' and suppliers' ability to successfully launch new product programs on a timely basis; risks of environmental issues, including impacts of climate-related events, that could result in unforeseen issues or costs at our facilities, or risks of noncompliance with environmental laws and regulations, including reputational damage; our ability to achieve the level of cost reductions required to sustain global cost competitiveness or our ability to recover certain cost increases from our customers; our ability to protect our intellectual property and successfully defend against assertions made against us; adverse changes in laws, government regulations or market conditions affecting our products or our customers' products; our ability or our customers' and suppliers' ability to comply with regulatory requirements and the potential costs of such compliance; changes in liabilities arising from pension and other postretirement benefit obligations; our ability to attract and retain qualified personnel in key positions and functions; and other unanticipated events and conditions that may hinder our ability to compete. It is not possible to foresee or identify all such factors and we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.

# # #

For more information:
Investor Contact
David H. Lim
Head of Investor Relations
(313) 758-2006
david.lim@aam.com

Media Contact
Christopher M. Son
Vice President, Marketing & Communications
(313) 758-4814
chris.son@aam.com

Or visit the Dauch website at www.dauch.com.

DAUCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
	(in millions, except per share data)

Net sales	$2,955.6	$1,536.2	$5,334.5	$2,947.5

Cost of goods sold	2,617.4	1,335.5	4,770.9	2,572.9

Gross profit	338.2	200.7	563.6	374.6

Selling, general and administrative expenses	166.9	100.8	304.2	191.7

Amortization of intangible assets	21.8	20.4	44.7	41.0

Impairment charge	—	8.0	—	8.0

Restructuring and acquisition-related costs	49.8	16.5	148.7	36.2

Operating income	99.7	55.0	66.0	97.7

Interest expense	(89.8)	(43.1)	(179.4)	(86.0)

Interest income	7.2	5.6	19.3	11.2

Other income (expense):
Debt refinancing and redemption costs	(0.9)	—	(3.9)	(3.3)
Gain on Business Combination Derivative	—	46.3	12.9	68.2
Income from equity-method affiliates	17.4	0.5	27.7	0.5
Other income (expense), net	(16.0)	3.1	(44.6)	0.2

Income (loss) before income taxes	17.6	67.4	(102.0)	88.5

Income tax expense (benefit)	16.1	28.1	(3.5)	42.1

Net income (loss)	$1.5	$39.3	$(98.5)	$46.4

Net income attributable to noncontrolling interests	(0.5)	—	(0.8)	—

Net income (loss) attributable to Dauch	1.0	39.3	$(99.3)	$46.4

Diluted earnings (loss) per share	$—	$0.32	$(0.46)	$0.38

DAUCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2026	December 31, 2025
	(Unaudited)
ASSETS	(in millions)
Current assets
Cash and cash equivalents	$880.8	$708.9
Restricted cash	—	1,496.6
Accounts receivable, net	1,517.0	733.0
Inventories, net	1,000.3	466.4
Prepaid expenses and other	329.9	230.1
Total current assets	3,728.0	3,635.0

Property, plant and equipment, net	4,108.0	1,591.5
Deferred income taxes	360.9	235.9
Goodwill	684.7	174.4
Other intangible assets, net	348.6	375.2
GM postretirement cost sharing asset	118.8	116.0
Operating lease right-of-use assets	169.9	122.3
Investments in equity-method affiliates	889.9	12.1
Other assets and deferred charges	641.2	407.8
Total assets	$11,050.0	$6,670.2

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$—	$10.4
Accounts payable	1,698.1	718.3
Accrued compensation and benefits	513.6	254.9
Deferred revenue	23.4	38.5
Current portion of operating lease liabilities	37.6	24.7
Accrued expenses and other	394.1	187.2
Total current liabilities	2,666.8	1,234.0

Long-term debt, net	5,025.9	4,039.1
Deferred revenue	40.4	33.9
Deferred income taxes	266.0	9.1
Long-term portion of operating lease liabilities	135.3	100.1
Postretirement benefits and other long-term liabilities	1,400.1	614.0
Total liabilities	9,534.5	6,030.2

Total Dauch stockholders' equity	1,509.7	640.0
Noncontrolling interest in subsidiaries	5.8	—
Total stockholders’ equity	1,515.5	640.0
Total liabilities and stockholders' equity	$11,050.0	$6,670.2

DAUCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
	(in millions)
Operating activities
Net income (loss)	$1.5	$39.3	$(98.5)	$46.4
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	215.4	113.5	397.2	225.7
Other	(109.4)	(60.9)	(255.6)	(124.3)
Net cash provided by operating activities	107.5	91.9	43.1	147.8

Investing activities
Purchases of property, plant and equipment	(98.3)	(57.3)	(201.9)	(126.6)
Proceeds from sale of property, plant and equipment	6.6	4.4	7.5	5.0
Acquisition of business, net of cash acquired	—	(0.7)	(331.6)	(1.3)
Proceeds from sale of business, net	—	—	20.8	—
Proceeds from disposition of affiliates	—	—	—	30.1
Settlement of Business Combination Derivative	—	—	65.9	—
Other	(0.9)	(4.8)	(0.8)	(5.8)
Net cash used in investing activities	(92.6)	(58.4)	(440.1)	(98.6)

Financing activities
Net debt activity	(132.0)	(0.8)	(893.3)	(16.6)
Other	(11.4)	(5.2)	(25.6)	(13.4)
Net cash used in financing activities	(143.4)	(6.0)	(918.9)	(30.0)

Effect of exchange rate changes on cash	1.1	9.8	(8.8)	14.4

Net decrease in cash, cash equivalents and restricted cash	(127.4)	37.3	(1,324.7)	33.6

Cash, cash equivalents and restricted cash at beginning of period	1,008.2	549.2	2,205.5	552.9

Cash and cash equivalents at end of period	$880.8	$586.5	$880.8	$586.5

DAUCH CORPORATION
SUPPLEMENTAL DATA
(Unaudited)
The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of Dauch Corporation business and operating performance.
Earnings before interest expense, income taxes and depreciation and amortization (EBITDA) and Adjusted EBITDA(a)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025(1)	2026	2025(1)
	(in millions)

Net income (loss)	$1.5	$39.3	$(98.5)	$46.4
Interest expense	89.8	43.1	179.4	86.0
Income tax expense (benefit)	16.1	28.1	(3.5)	42.1
Depreciation and amortization	215.4	113.5	397.2	225.7
EBITDA	322.8	224.0	474.6	400.2
Restructuring and acquisition-related costs	49.8	16.5	148.7	36.2
Debt refinancing and redemption costs	0.9	—	3.9	3.3
Gain on Business Combination Derivative	—	(46.3)	(12.9)	(68.2)
Impairment charges	—	8.0	—	8.0
Unrealized foreign exchange loss on acquired U.S. Private Placement Notes	3.5	—	14.4	—
Mark-to-market on nondesignated foreign exchange derivatives assumed as part of the Business Combination with Dowlais	4.5	—	20.1	—
Loss (gain) on disposal of property, plant and equipment	1.3	(0.1)	5.0	0.3
Interest income on debt in escrow	—	—	(4.6)	—
Amortization of acquisition intangible asset attributable to SDS	6.8	—	11.2	—
Non-recurring items:
Acquisition-related fair value inventory adjustment	—	—	37.7	—
Adjusted EBITDA	$389.6	$202.1	$698.1	$379.8
(1) The amounts in the table above are presented based upon our revised definition of Segment Adjusted EBITDA and amounts that were reported under the previous definition have been recast. Please refer to note (a) on page 12.

Adjusted earnings per share(b)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025(1)	2026	2025(1)
Diluted earnings (loss) per share	$—	$0.32	$(0.46)	$0.38
Restructuring and acquisition-related costs	0.19	0.13	0.67	0.29
Debt refinancing and redemption costs	—	—	0.02	0.03
Impairment charges	—	0.06	—	0.06
Gain on Business Combination Derivative	—	(0.37)	(0.06)	(0.55)
Unrealized foreign exchange loss on acquired U.S. Private Placement Notes	0.01	—	0.06	—
Mark-to-market on nondesignated foreign exchange derivatives assumed as part of the Business Combination with Dowlais	0.02	—	0.09	—
Loss on disposal of property, plant and equipment	0.01	—	0.02	—
Net interest on debt held in escrow	—	—	0.04	—
Amortization of intangible assets from acquisitions	0.09	0.16	0.20	0.33
Amortization of acquisition intangible asset attributable to SDS	0.03	—	0.05	—
Non-recurring items:
Acquisition-related fair value inventory adjustment	—	—	0.17	—
Tax effect of adjustments	(0.03)	0.04	(0.15)	0.02
Adjusted earnings per share	$0.32	$0.34	$0.65	$0.56
Adjusted earnings per share are based on weighted average diluted shares outstanding of 245.3 million and 124.1 million for the three months ended June 30, 2026 and 2025 respectively, and 223.0 million and 123.3 million for the six months ended June 30, 2026 and 2025 respectively.
1) The amounts in the table above are presented based upon our revised definition of Adjusted earnings per share and amounts that were reported under the previous definition have been recast. Please refer to note (b) on page 12.

DAUCH CORPORATION
SUPPLEMENTAL DATA
(Unaudited)
The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of Dauch Corporation business and operating performance.

Free cash flow and Adjusted free cash flow(c)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
	(in millions)
Net cash provided by operating activities	$107.5	$91.9	$43.1	$147.8
Less: Capital expenditures net of proceeds from the sale of property, plant and equipment	(91.7)	(52.9)	(194.4)	(121.6)
Free cash flow	$15.8	$39.0	$(151.3)	$26.2
Cash payments for restructuring costs	40.6	4.3	76.4	7.0
Cash payments for acquisition-related costs	64.4	5.4	146.5	11.6
Cash payments for synergy integration costs	27.6	—	36.0	—
Adjusted free cash flow	$148.4	$48.7	$107.6	$44.8

Segment Financial Information(d)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
	(in millions)
Segment Sales
Driveline	$2,225.0	$1,107.2	$3,994.1	$2,094.2
Metal Forming	861.7	545.0	1,587.9	1,070.5
Total Sales	3,086.7	1,652.2	5,582.0	3,164.7
Intersegment Sales	(131.1)	(116.0)	(247.5)	(217.2)
Net External Sales	$2,955.6	$1,536.2	$5,334.5	$2,947.5

Segment Adjusted EBITDA(a)
Driveline	$289.7	$155.4	$528.5	$288.1
Metal Forming	99.9	46.7	169.6	91.7
Total Segment Adjusted EBITDA	$389.6	$202.1	$698.1	$379.8

Full Year 2026 Financial Outlook

	Adjusted EBITDA
	Low End	High End
	(in millions)
Net loss	$(200)	$(135)
Interest expense	350	350
Income tax expense	20	15
Depreciation and amortization	825	825
Full year 2026 targeted EBITDA	995	1,055
Acquisition-related costs	65	65
Restructuring costs	105	105
Synergy integration costs	110	110
Acquisition-related fair value inventory adjustment	38	38
Amortization of acquisition intangible asset attributable to SDS	25	25
Unrealized foreign exchange loss on acquired U.S. Private Placement Notes	15	15
Mark-to-market on nondesignated foreign exchange derivatives assumed as part of the Business Combination with Dowlais	20	20
Other	(13)	(8)
Full year 2026 targeted Adjusted EBITDA	$1,360	$1,425

	Adjusted Free Cash Flow
	Low End	High End
	(in millions)
Net cash provided by operating activities	$395	$410
Capital expenditures net of proceeds from the sale of property, plant and equipment	(500)	(500)
Full year 2026 targeted Free Cash Flow	(105)	(90)
Cash payments for acquisition-related costs	155	155
Cash payments for restructuring costs	115	150
Cash payments for synergy integration costs	95	110
Full year 2026 targeted Adjusted Free Cash Flow	$260	$325
___________
(a)We define EBITDA to be earnings before interest expense, income taxes, depreciation and amortization. As revised, Adjusted EBITDA is defined as EBITDA excluding the impact of restructuring and acquisition-related costs, debt refinancing and redemption costs, gains or losses on the derivative associated with our Business Combination with Dowlais, interest income on debt held in escrow, gains or losses on equity securities, impairment charges, unrealized foreign exchange gains and losses on acquired U.S. Private Placement Notes, mark-to-market on nondesignated foreign exchange derivatives assumed as part of the Business Combination with Dowlais, gains and losses on the disposal of property, plant and equipment, amortization of the acquisition intangible asset attributable to our investment in SDS, net of tax, and non-recurring items. We believe that EBITDA and Adjusted EBITDA are meaningful measures of performance as they are commonly utilized by management and investors to analyze operating performance and entity valuation. Our management, the investment community and the banking institutions routinely use EBITDA and Adjusted EBITDA, together with other measures, to measure our operating performance relative to other Tier 1 automotive suppliers. We also use Segment Adjusted EBITDA as the measure of earnings to assess the performance of each segment and determine the resources to be allocated to the segments. EBITDA and Adjusted EBITDA are also key metrics used in our calculation of incentive compensation. EBITDA and Adjusted EBITDA should not be construed as income from operations, net income or cash flow from operating activities as determined under GAAP. Other companies may calculate EBITDA and Adjusted EBITDA differently.

(b)We define Adjusted earnings per share to be diluted earnings (loss) per share excluding the impact of restructuring and acquisition-related costs, debt refinancing and redemption costs, gains or losses on the derivative associated with our Business Combination with Dowlais, net interest on debt held in escrow, gains or losses on equity securities, impairment charges, unrealized foreign exchange gains and losses on acquired U.S. Private Placement Notes, mark-to-market on nondesignated foreign exchange derivatives assumed as part of the Business Combination with Dowlais, gains and losses on the disposal of property, plant and equipment, amortization of the acquisition intangible asset attributable to our investment in SDS, net of tax, amortization of intangible assets from acquisitions, and non-recurring items, including the tax effect thereon. We believe Adjusted earnings per share is a meaningful measure as it is commonly utilized by management and investors in assessing ongoing financial performance that provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of core operating performance and which may obscure underlying business results and trends. Other companies may calculate Adjusted earnings per share differently.

(c)    We define free cash flow to be net cash provided by operating activities less capital expenditures net of proceeds from the sale of property, plant and equipment. Adjusted free cash flow is defined as free cash flow excluding the impact of cash payments for restructuring and acquisition-related costs, including net interest on debt held in escrow. We believe free cash flow and Adjusted free cash flow are meaningful measures as they are commonly utilized by management and investors to assess our ability to generate cash flow from business operations to repay debt and return capital to our stockholders. Free cash flow and Adjusted free cash flow are also key metrics used in our calculation of incentive compensation. Other companies may calculate free cash flow and Adjusted free cash flow differently.

(d)    On February 3, 2026, we completed the Business Combination and we began consolidating the results of Dowlais on that date, which are reported in our Driveline and Metal Forming segments for the three and six months ended June 30, 2026. Additionally, in the first quarter of 2026, we moved certain plant locations that were previously reported under our Metal Forming segment to our Driveline segment in order to better align our product and process technologies. The amounts in the Segment Financial Information tables for the three and six months ended June 30, 2025 have been recast to reflect this reorganization.